SHEERVISION, INC.
                             4040 PALOS VERDES NORTH
                                    SUITE 105
                     ROLLING HILLS ESTATES, CALIFORNIA 90274

                                                     August ____, 2005


To the holders (the "HOLDERS") of the 12%
Secured Convertible Notes due 2006 and the
Warrants (the "WARRANTS") issued by SheerVision,
Inc., a California corporation (the "COMPANY"), pursuant to, and in accordance with, the Confidential Private Placement Memorandum, dated
August ___, 2005

Gentlemen:

         Reference is made to the Subscription Agreement and Investor Questionnaires, submitted by the Holders to the Company (the "SUBSCRIPTION AGREEMENTS"). This letter agreement sets forth the "piggy-back" registration rights referenced in the Subscription Agreement.

         As further inducement for Holders to undertake the transactions contemplated by the Subscription Agreement, the Company hereby agrees with the Holders as follows:

                  (a) REGISTRATION RIGHTS.

                  (i) In the event that the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in connection with any public offering of such securities (other than a registration form relating to: (A) a registration on Form S-8 (or an analogous form) of a stock option, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; or (B) a registration on Form S-4 (or an analogous form) of securities issued or proposed to be issued in exchange for securities or assets of or in connection with a merger or consolidation with, another corporation), the Company shall, as promptly as reasonably practical, give the Holders written notice of such registration. Upon the written request of the Holders given within ten fifteen (15) days after receipt of such written notice from the Company, the Company shall, subject to the provisions of clause (a)(ii) hereof (in the case of an underwritten offering), use its commercially reasonable efforts to cause to be registered under the Securities Act the resale by the Holders of all shares of common stock of the Company issuable upon either conversion of the Notes or exercise of the Warrants (the "SUBJECT SECURITIES") that the Holders have requested to be registered within one hundred and twenty
(120) days of such public offering.

                  (ii) The right of the Holders to "piggyback" in an underwritten public offering of the Company's securities pursuant to clause
(a)(i) shall be conditioned upon the Holders's participation in such underwriting and the inclusion of the Subject Securities in the underwriting to the extent provided herein. The Holders shall (together with the Company and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of clause (a), if the underwriter reasonably and in good faith determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude from such registration and underwriting such minimum number of Subject Securities as are necessary to prevent the proposed offering from being materially and adversely affected. If the Holders disapprove of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. Any Subject Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  (b) FEES AND EXPENSES. All expenses incurred in connection with registrations pursuant to this letter, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees and expenses of any counsel for any Holder) shall be borne by the Company. All underwriting discounts, selling commissions and stock transfer taxes applicable to the Subject Securities, shall be borne by the Holders.

                  (c) INDEMNIFICATION.

                  (i) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holders, their respective officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this paragraph (c), without limitation, reasonable attorneys' fees and reasonable expenses incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with, (A) any untrue statement or alleged untrue statement of a material fact contained in (1) any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the offer and sale of any of the Subject Securities, or (2) any application or other document or communication (in this paragraph (c), referred to collectively as an "APPLICATION") executed by, or on behalf of, the Company or based upon written information furnished by, or on behalf of, the Company filed in any jurisdiction in order to register or qualify any of the Subject Securities under the securities or "BLUE SKY" laws thereof or filed with any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company with respect to such Holder by, or on behalf of, such person expressly for inclusion in any registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (B) any breach of any representation, warranty, covenant, or agreement of the Company contained in this letter agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this letter, the aforementioned warrant, and the related documentation.

         If any action is brought against the Holders or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "INDEMNIFIED PARTY") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this paragraph (c)(i)) and the Company shall promptly assume the defense of such action, including, without limitation, the employment of counsel reasonably satisfactory to such indemnified party or parties and payment of reasonable expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or the Holders shall have reasonably concluded, with the advice of counsel, that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from, or in addition to, those available to the Company, in any of which events such reasonable fees and expenses shall be borne by the Company, and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Subject Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Subject Securities.

                  (ii) the Holders agree, severally, but not jointly, to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement relating to Subject Securities held by the Holders, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Holders in paragraph (c)(i), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information furnished to the Company with respect to the Holders by, or on behalf of, the Holders expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against the Holders pursuant to this paragraph (c)(ii), the Holders shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of paragraph (c)(i). The foregoing agreement to indemnify shall be in addition to any liability the Holders may otherwise have.

                  (iii) To provide for just and equitable contribution, if (A) an indemnified party makes a claim for indemnification pursuant to paragraph
(c)(i) or (c)(ii) (subject to the limitations thereof), but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this letter agreement expressly provides for indemnification in such case, or (B) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by, or on behalf of, any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company), as one entity, and the Holders (including for this purpose any contribution by, or on behalf of, an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this paragraph (c)(iii). In no case shall the Holders be responsible for a portion of the contribution obligation imposed on all holders of Subject Securities in excess of its pro rata share based on the number of shares of Common Stock owned (or which would be owned upon exercise of or conversion of other securities) by it and included in such registration as compared to the number of shares of Common Stock owned (or which would be owned upon exercise or conversion of all such other securities ) by all holders of Subject Securities and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this paragraph
(c)(iii), each person, if any, who controls the Holders within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of the Holders or control person shall have the same rights to contribution as the Holders or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph
(c)(iii). Anything in this paragraph (c)(iii) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This paragraph (c)(iii) is not intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise.

                  (iv) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions of this paragraph (c), the provisions in the underwriting agreement shall control.


         (d) TRANSFER AND ASSIGNMENT. The registration rights set forth herein may be transferred by the Holders together with the transfer thereby of Subject Securities. This letter agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of the Holder and its successors and permitted assigns. The Company may not assign this letter agreement or any of its rights or obligations hereunder without the prior written consent of the Holder. Each Holder may assign its rights hereunder in the manner and to the Persons as permitted under this letter agreement and the Subscription Agreement.

         (e) REMEDIES. In the event of a breach by the Company or by the Holder, of any of their obligations under this letter agreement, the Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this letter agreement, including recovery of damages, will be entitled to specific performance of its rights under this letter agreement. The Company and the Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this letter agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         (f) NO INCONSISTENT AGREEMENTS. The Company has not, as of the date hereof entered into and currently in effect, nor shall the Company, on or after the date of this letter agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holder in this letter agreement or otherwise conflicts with the provisions hereof.

         (g) AMENDMENTS AND WAIVERS. The provisions of this letter agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each of the Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Subject Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (h) NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., EST, on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., EST, on any date and earlier than 11:59 p.m., EST, on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder at its address set forth under its name on the signature page hereto, or with respect to the Company, at the address set forth in the letterhead above

         (i) COUNTERPARTS. This letter agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement.

         (j) CUMULATIVE REMEDIES. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         (k) SEVERABILITY. If any term, provision, covenant or restriction of this letter agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (l) GOVERNING LAW. The aforementioned matters shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of laws.


                  [REMAINDER OF THIS PAGE INTENTIONALLY BLANK;
                               SIGNATURES FOLLOW]

         Please execute this letter where indicated below to express your agreement with the terms hereof.

                                               SHEERVISION, INC.


                                               BY:___________________________
                                                  SUZANNE LEWSADDER
                                                  CHIEF EXECUTIVE OFFICER

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST ABOVE-WRITTEN:


HOLDERS

BY: NORTHEASTERN SECURITIES, INC.,
    ATTORNEY-IN-FACT


BY:______________________________
     NAME:
     TITLE: